Exhibit 7

TURNER, JONES AND ASSOCIATES, P.L.L.C.

Certified Public Accountants

108 Center Street, North, 2nd Floor

Vienna, Virginia 22180-5769

(703) 242-6500

FAX (703) 242-1600

April 15, 2008

Michael Moran

Accounting Branch Chief

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We are the independent auditors of Environmental Energy Services, Inc.  We have reviewed the Form 8-K of the registrant dated April 9, 2008, indicating in Item 4.02 that certain previously issued financial statements should not be relied upon.  We agree with the statements made by the registrant therein.

/s/ Turner, Jones and Associates, P.L.L.C.

Vienna, Virginia

April 15, 2008